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                                                                     EXHIBIT 5.1

                                  June 27, 2003

Tom Brown, Inc.
555 Seventeenth Street, Suite 1850
Denver, Colorado  80202

Ladies and Gentlemen:

     We have acted as counsel for Tom Brown, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of 1,800,000 shares of common stock, par value $0.10 per share, of the Company (the "Common Stock") pursuant to the Tom Brown, Inc. 2003 Stock Option Plan (the "2003 Plan"). The shares of Common Stock that are to be issued under the 2003 Plan are referred to herein as the "Shares."

     In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the corporate proceedings with respect to the issuance of the Shares, the registration statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that when the Shares are authorized and issued in accordance with the provisions of the 2003 Plan, the Shares will be validly authorized, issued, fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the United States of America and the State of Texas, the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                                     Very truly yours,

                                                     VINSON & ELKINS L.L.P.